EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements of Ottawa Savings Bank and Subsidiary dated February 11, 2005 appearing in the 424(b)(3) Prospectus, filed May 31, 2005.

McGladrey & Pullen, LLP

/s/ McGladrey & Pullen, LLP
Champaign, Illinois
October 13, 2005